                                                                    Exhibit 23.4

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated July 25, 1997 with respect to the consolidated financial statements of Memorial Hospital Foundation -- Palestine, Inc., in the Registration Statement (Form S-1) and related Prospectus of Province Healthcare Company (formerly known as Brim, Inc. until January 16, 1997 and as Principal Hospital Company from January 16, 1997 until September 1997) for the registration of common stock.

                                          Harrell, Rader, Bonner & Bolton

Palestine, Texas
August 26, 1997